Exhibit 99.1
EPAM Acquires GGA Software Services, Expands Healthcare & Life Sciences Service Offering

Newtown, PA — June 6, 2014 — EPAM Systems, Inc. (NYSE:EPAM), a leading provider of product development and software engineering solutions known for its award-winning Central and Eastern European global delivery platform, announced that it has acquired GGA Software Services LLC, a US-based provider of scientific informatics services to global pharmaceutical, scientific instrumentation, medical device, scientific publishing and software, and early-stage life science companies.
Richard Golob, President and Chief Executive Officer of GGA Software Services, said: “Since 1994, GGA has been developing best-in-class scientific informatics applications and content databases; creating state-of-the-art algorithms and models; and delivering IT support, maintenance, and QA services to the world’s leading healthcare and life sciences companies, including 8 of the top 10 largest pharmaceutical companies.” According to Golob, “GGA’s market differentiation is rooted in deep scientific knowledge and strong mathematical expertise combined with software development capabilities focusing on solving clients’ problems in the area of scientific informatics. We believe that clients will benefit significantly from the combination of GGA’s industry-specific knowledge processing and advanced scientific informatics capabilities with EPAM’s software engineering, technological and product development excellence and its scalable global delivery platform spanning several continents.”
“We are very glad to have GGA joining EPAM,” said Arkadiy Dobkin, CEO and President, EPAM Systems. “Not only are we very excited about the significant growth opportunity in the Life Sciences and Healthcare industry verticals, we also see tremendous potential in combining EPAM’s traditionally recognized strengths with GGA’s algorithm development, mathematical modeling, and sophisticated content database development capabilities. The capability to develop and operationalize platforms, combining tools, models, and data, has broad applications across other strategic industries on which EPAM focuses, including Financial Services, Business Information and Media, and Retail and Consumer Services.”
About EPAM Systems
Established in 1993, EPAM Systems, Inc. (NYSE: EPAM) is recognized as a leader in software product development by independent research agencies. Headquartered in the United States, EPAM employs over 9,800 IT professionals and serves clients worldwide utilizing its award-winning Central and Eastern European global delivery platform and its locations in 17 countries across 4 continents. In 2013, EPAM was ranked by Forbes as #6 among America’s 25 Fastest-Growing Tech Companies and #2 on the list of America’s Best Small Companies: 20 Fast-Growing Tech Stars.
For more information, please visit www.epam.com.
About GGA Software Services
GGA Software Services LLC provides superior performance in meeting the complete range of software engineering, algorithm development, and knowledge management needs of the world’s leading life sciences and healthcare companies. GGA combines world-class informatics and support services with deep domain expertise in science and mathematics to create solutions that meet its clients’ business, technical, and scientific challenges. GGA’s collaborative approach consistently delivers world-class results, enhanced capabilities, and increased productivity to its life sciences and healthcare clients. Global corporations rely on GGA to provide ongoing scientific informatics services, including support, maintenance, and QA services, to enhance their internal resources. Since 1994, GGA has successfully served as an extended workbench for its clients, allowing them to both achieve their critical objectives and maximize their informatics budgets. For more information, please visit GGA’s website at http://www.ggasoftware.com.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
Contact:
EPAM Systems, Inc.
Anthony J. Conte, Chief Financial Officer
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
 E-Mail: investor_relations@epam.com